Exhibit 99.1



                        Rackable Systems, Inc. Announces
         First Quarter 2006 Financial Results; Achieved record quarterly revenue of $84.4 million and GAAP EPS of $0.23 and Non-GAAP EPS of $0.30

    MILPITAS, Calif.--(BUSINESS WIRE)--April 27, 2006--Rackable Systems, Inc., (NASDAQ:RACK) a provider of servers and storage products for scale out data center deployments, today announced financial results for the first quarter of 2006.
    Total revenue for the first quarter of 2006 was $84.4 million, up 1.6% from $83.1 million in the fourth quarter of 2005, and up 176.8% from $30.5 million in the first quarter of 2005. GAAP operating income for the quarter was $9.3 million or 11.0% of revenue, compared to $12.2 million or 14.7% of revenue for the fourth quarter of 2005, and compared to an operating income of $949,000 or 3.1% of revenue in the same period a year ago. Gross margins for the quarter were 23.1%, compared to 24.9% in the fourth quarter of 2005, and compared to 19.4% in the first quarter a year ago.
    In the first quarter of fiscal 2006, we adopted the Statement of Financial Accounting Standards No. 123R, Share-Based Payment (FAS
123R), which requires that stock-based compensation be recorded in our financial statements. GAAP net income for the first quarter of 2006 was $6.0 million or $0.23 per diluted share, compared to GAAP net income of $7.3 million or $0.32 per diluted share in the previous quarter and compared to a GAAP net loss of $4.4 million or $(0.84) per share in the first quarter of 2005.
    Non-GAAP net income for the quarter was $7.9 million or $0.30 per diluted share, compared to non-GAAP net income of $724,000 or $0.04 per share in the same period one year ago. These non-GAAP financial measures exclude stock-based compensation expense, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of the applicable items. The reconciliation between GAAP and non-GAAP and net income
(loss) is provided in the financial tables accompanying this press release.
    "We are very pleased with our Q1 results and are continuing to see strong demand for our products," said Chief Executive Officer, Tom Barton.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude stock-based compensation, the amortization of patents and customer list in connection with the acquisition of old Rackable, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of the applicable items. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

    Conference Call Information

    Rackable Systems will discuss these financial results and its outlook for the second quarter and full year of 2006 in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of Rackable Systems' conference call on the investor relations section of the company's website at www.rackable.com. For investors unable to participate in the live conference call, an audio replay will be available on April 27, 2006, at approximately 4:30 p.m. PDT and will remain available until May 2, 2006 at 9:00 p.m. PDT. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter confirmation code 3639834. A web cast replay of the call will be available on the Investor Relations section at www.rackable.com approximately two hours after the conclusion of the call and will remain available until the company's next earnings call.

    About Rackable Systems

    Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

    Copyright(C) 2006 Rackable Systems, Inc. All rights reserved. Rackable Systems is a registered trademark of Rackable Systems, Inc. in the U.S. Rackable Systems and its logo are trademarks in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.



                        RACKABLE SYSTEMS, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                             December 31,    April 1,
                                            ------------- ------------
                                                 2005         2006

ASSETS

CURRENT ASSETS:
  Cash, cash equivalents and short-term
   investments                                   $54,164     $208,216
  Accounts receivable, net of allowance for
   doubtful accounts                              49,700       48,294
  Inventories                                     40,649       60,034
  Deferred income taxes                            6,504        7,414
  Deferred cost of sales                           8,665          740
  Prepaids and other current assets                4,111        8,461
                                            ------------- ------------

           Total current assets                  163,793      333,159

PROPERTY AND EQUIPMENT--Net                        2,588        3,490

INTANGIBLE ASSETS--Net                             9,421        9,094

OTHER ASSETS                                         240          213
                                            ------------- ------------

TOTAL                                           $176,042     $345,956
                                            ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and other payables            $29,083      $50,708
  Accrued expenses                                 7,434        6,720
  Income taxes payable                             3,179            -
  Deferred revenue                                11,771        2,880
                                            ------------- ------------

           Total current liabilities              51,467       60,308

DEFERRED INCOME TAXES                                304          304

DEFERRED RENT                                         28           22

DEFERRED REVENUE                                     978        1,231
                                            ------------- ------------

           Total liabilities                      52,777       61,865

STOCKHOLDERS' EQUITY                             123,265      284,091
                                            ------------- ------------

TOTAL                                           $176,042     $345,956
                                            ============= ============



                        RACKABLE SYSTEMS, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (In thousands, except share and per share amounts)
                             (Unaudited)


                                                  Three Months Ended
                                                ----------------------
                                                  April 2,    April 1,
                                                     2005        2006
                                                ---------- -----------

REVENUE                                           $30,489     $84,392
COST OF REVENUE                                    24,562      64,898
                                                ---------- -----------

GROSS MARGIN                                        5,927      19,494
                                                ---------- -----------

OPERATING EXPENSES:
   Research and development                           348       1,798
   Sales and marketing                              2,981       4,848
   General and administrative                       1,649       3,530
                                                ---------- -----------

           Total operating expenses                 4,978      10,176
                                                ---------- -----------

INCOME  FROM OPERATIONS                               949       9,318

OTHER INCOME (EXPENSE)--Net:
   Change in fair value of embedded derivatives
    in preferred stock                             (4,192)          -
   Interest income                                      2         664
   Interest expense                                  (782)          -
   Other income--net                                    -         244
                                                ---------- -----------

           Total other income (expense)--net       (4,972)        908
                                                ---------- -----------

INCOME (LOSS) BEFORE INCOME TAX PROVISION          (4,023)     10,226

INCOME TAX PROVISION                                 (333)     (4,254)
                                                ---------- -----------

NET INCOME (LOSS)                                 $(4,356)     $5,972
                                                ========== ===========

NET INCOME (LOSS) PER SHARE
   Basic                                           $(0.84)      $0.25
                                                ========== ===========
   Diluted                                         $(0.84)      $0.23
                                                ========== ===========

SHARES USED IN COMPUTING NET INCOME (LOSS) PER
 SHARE
   Basic                                        5,205,699  24,274,396
                                                ========== ===========
   Diluted                                      5,205,699  26,234,692
                                                ========== ===========

Stock-based compensation is included in the following cost and expense categories by period (in thousands):


                                                Three Months Ended
                                           ---------------------------
                                               April 2,       April 1,
                                                 2005           2006
                                           ------------   ------------

Cost of revenue                                    $25           $706
Research and development                            17            511
Sales and marketing                                 65            854
General and administrative                          32            686
                                           ------------   ------------

     TOTAL                                        $139         $2,757
                                           ============   ============


                        RACKABLE SYSTEMS, INC.

        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
          (In thousands, except share and per share amounts)
                             (Unaudited)



                                                  Three Months Ended
                                                ----------------------
                                                 April 2,    April 1,
                                                    2005        2006
                                                ----------- ----------

NET INCOME (LOSS) - As Reported                  $(4,356)     $5,972

Add back (deduct):
 STOCK-BASED COMPENSATION                            139       2,757
 AMORTIZATION OF PATENTS AND CUSTOMER LIST           359         359
 CHANGE IN FAIR VALUE OF EMBEDDED DERIVATIVES
  IN PREFERRED STOCK                               4,192           -
 DIVIDENDS ON PREFERRED STOCK RECORDED AS
  INTEREST EXPENSE                                   597           -
 ADJUSTMENT TO TAX PROVISION (1)                    (207)     (1,203)
                                              -----------  ----------

NON-GAAP NET INCOME                                 $724      $7,885
                                              ===========  ==========

SHARES USED IN COMPUTING NET INCOME
 (LOSS) PER SHARE
 BASIC - As Reported                           5,205,699  24,274,396
                                              ===========  ==========
 BASIC - Non-GAAP                              5,205,699  24,274,396
                                              ===========  ==========

 DILUTED - As Reported                         5,205,699  26,234,692
                                              ===========  ==========
 DILUTED - Non-GAAP                           16,305,581  26,234,692
                                              ===========  ==========

NET INCOME (LOSS) PER SHARE
 BASIC - As Reported                              $(0.84)      $0.25
                                              ===========  ==========
 BASIC - Non-GAAP                                  $0.14       $0.32
                                              ===========  ==========

 DILUTED - As Reported                            $(0.84)      $0.23
                                              ===========  ==========
 DILUTED - Non-GAAP                                $0.04       $0.30
                                              ===========  ==========

(1) The provision for income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 42.7% and 40.9% for the three months ended April 2, 2005 and April 1, 2006, respectively.




    CONTACT: Rackable Systems, Inc.
             Todd Ford, 408-240-8088
             investorrelations@rackable.com
             or
             Sapphire Investor Relations, LLC
             Erica Mannion, 212-766-1800 (Investor Relations) investorrelations@rackable.com